Exhibit 8(c)

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                            Effective October 1, 1986

--------------------------------------------------------------------------------

      I.    Administration

            Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

            The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO

                                                Custody, Portfolio
                  Fund Net Assets               and Fund Accounting
                  ---------------               -------------------

                  First $20 Million             1/ 10 of l%
                  Next $80 Million              1/ 25 of 1%
                  Excess                        1/100 of l%

                  Minimum Monthly Charges       As  stated  in attachment  "A"
                                                and $2,000 for all new funds

      II.   Portfolio Trades - For each line item processed

            State Street Bank Repos                                 $ 7.00

            DTC or Fed Book Entry                                   $12.00

            New York Physical Settlements                           $25.00

            All other trades                                        $16.00
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                                                              [LOGO]State Street

      III.  Options

            Option charge for each option written or
            closing contract, per issue, per broker                  $25.00

            Option expiration charge, per issue, per broker          $15.00

            Option exercised charge, per issue, per broker           $15.00

      IV.   Interest Rate Futures

            Transactions -- no security movement                     $ 8.00

      V.    Coupon Bonds

            Monitoring for calls and processing coupons --
            for each coupon issue held -- monthly charge             $ 5.00

      VI.   Holdings Charge

            For each issue maintained -- monthly charge              $ 5.00

      VII.  Principal Reduction Payments

            Per paydown                                              $ 3.00

      VIII. Dividend Charges (For items held at the
            Request of Traders over record date in
            street form)                                             $50.00

      IX.   Earnings Credit

            A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.
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                                                              [LOGO]State Street

      X.    Automated Pricing

            Monthly Base Fee                                         $175.00*
            Monthly Quote Charge -

            -     Municipal Bonds via Muller Data                    $ 21.00

            -     Municipal Bonds via Kenny Information
                  Systems                                            $ 16.00

            -     Government, Corporate and Convertible
                  Bonds via Merrill Lynch                            $ 11.00

            -     Corporate and Government Bonds via
                  Muller Data                                        $ 11.00

            -     Options, Futures and Private Placements            $  6.00

            -     Foreign Equities and Bonds via Extel Ltd.          $  6.00

            -     Listed Equities, OTC Equities, and Bonds           $  6.00

            -     Corporate, Municipal, Convertible and
                  Government Bonds, Adjustable Rate Preferred
                  Stocks via IDSI                                    $  6.00

            For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

      XI.   Special Services

            Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

      *     Does not apply to Variable Life Series
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                                 [s102 to come]

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                                                              [LOGO]State Street

                                 ATTACHMENT "A"

    Fund No.       Fund Name                                     Monthly Minimum
    --------       ---------                                     ---------------

    7201     Scudder Income                                           $1,000
    7202     Scudder Growth & Income                                   1,000
    7203     Scudder Capital Growth                                    1,000
    7217     Scudder Government Mortgage Securities                    2,000
    7208     Scudder Cash Investment Trust                             1,500
    7209     Scudder Managed Muni Bond                                 1,500
    7211     Scudder Government Money                                  1,500
    7290     Scudder California Tax Free                               1,500
    7291     Scudder New York Tax Free                                 1,500
    7241     Scudder Global                                            2,500
    7232     Scudder Target General 1986                               1,000
    7233     Scudder Target General 1987                               1,000
    7234     Scudder Target General 1990                               1,000
    7240     Scudder Target General 1994                               1,000
    7237     Scudder Target Government 1986                            1,000
    7238     Scudder Target Government 1987                            1,000
    7239     Scudder Target Government 1990                            1,000
    7260     Scudder Tax Free Target 1987                              1,000
    7261     Scudder Tax Free Target 1990                              1,000
    7262     Scudder Tax Free Target 1993                              1,000
    7251     Scudder Tax Free Target 1996                              1,000
    7264     Scudder U.S. Government Zero Coupon 1990                  1,000
    7265     Scudder U.S. Government Zero Coupon 1995                  1,000
    7266     Scudder U.S. Government Zero Coupon 2000                  1,000
    7267     Scudder U.S. Government Zero Coupon 2005                  1,000
    7268     Scudder U.S. Government Zero Coupon 2010                  1,000
    7213     Scudder Variable Life Money Market                        1,000
    7214     Scudder Variable Life Equity                              1,000
    7215     Scudder Variable Life Diversified                         1,000
    7216     Scudder Variable Life Bond                                1,000
    7210     Scudder Tax Free Money Fund                               1,500
    7253     Scudder Variable Life Zero Coupon 1990                    1,000
    7254     Scudder Variable Life Zero Coupon 1995                    1,000
    7255     Scudder Variable Life Zero Coupon 2000                    1,000
    7256     Scudder Variable Life Zero Coupon 2005                    1,000
    7257     Scudder Variable Life Zero Coupon 2010                    1,000
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                                 ATTACHMENT "B"

                            to Custodian Fee Schedule
                              Dated October 1, 1986

    Fund No.       Fund Name                                     Monthly Minimum
    --------       ---------                                     ---------------

    7295     Scudder Equity Income                                    $1,000
    7292     Scudder High Yield Tax Free                               1,500
    7225     Scudder California Tax Free Money                         1,500
    7224     Scudder New York Tax Free Money                           1,500
    7206     Scudder Variable Life International                       1,500
    7223     Scudder Mass Tax Free                                     1,500
    7226     Scudder Ohio Tax Free                                     1,500
    7227     Scudder Penn Tax Free                                     1,500


SCUDDER, STEVENS & CLARK FUNDS                   STATE STREET BANK & TRUST CO.


By    /s/ David S. Lee                           By    /s/ [ILLEGIBLE]
      --------------------------                       -------------------------

Title President                                  Title Vice President

Date  June 26,  1987                             Date  4/8/88